Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

SPAR Group, Inc. 401(k) Profit Sharing Plan

White Plains, New York 10604

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-07377, 333-53400, 333-73000, 333-73002, 333-152706, 333-72998 and 333-189964) of SPAR Group, Inc. of our report dated July 15, 2015, relating to the financial statements and supplemental schedules of the SPAR Group, Inc. 401(k) Profit Sharing Plan which appear in this Form 11-K for the year ended December 31, 2014.

/s/BDO USA, LLP

Troy, Michigan

July 15, 2015

SIGNATURES

The Plan. Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees (or other persons who administer the employee benefit plan) have duly caused this annual report to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of White Plains, State of New York on July 15, 2015.

SPAR Group, Inc. 401(k) Profit Sharing Plan
(Name of Plan)

By:	/s/ Robert G. Brown
Name: Robert G. Brown
Title: Trustee
By:	/s/ William H. Bartels
Name: William H. Bartels
Title: Trustee
By:	/s/ James R. Segreto
Name: James R. Segreto
Title: Trustee